SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549





                                    FORM 8-K

                                 CURRENT REPORT


                       Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934



                          Date of Report: July 22, 2002


                         JAGGED EDGE MOUNTAIN GEAR, INC.
              ----------------------------------------------------
             (Exact name of registrant as specified in its charter)


    Colorado                        000-28499                    84-1448778
 ---------------                   -----------                -----------------
(State or other                   (Commission                (IRS Employer
 jurisdiction of                  File Number)               Identification No.)
 incorporation)

                       55 East, 100 South Moab, Utah 84532
                                   -----------
                                  (New Address)


        Registrant's telephone number, including area code: (435) 259-8900
                                                            --------------


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ITEM 4.  CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

     Oatley & Hansen, P.C., a professional corporation of certified public accountants ("Oatley") was the independent accounting firm for Jagged Edge Mountain Gear, Inc., a Colorado corporation (the "Company"), for the fiscal years ended July 31, 2000 and 2001. Oatley audited the Company's financial statements for the fiscal years ended July 31, 2000 and 2001. Oatley's reports for these fiscal years contained a going concern qualification as follows:

"The accompanying financial statements have been presented assuming that the Company will continue as a going concern, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. As discussed in Note B to the financial statements, the Company has incurred significant recurring losses and has a substantial liquidity shortage as of July 31, 2001. As a consequence, the Company requires significant additional financing to satisfy outstanding obligations and continue operations. Unless the Company successfully obtains suitable significant additional financing there is substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also discussed in Note B. The financial statements do not include any adjustments to reflect the possible future effect on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the outcome of this uncertainty."

     Oatley's business was acquired by Gordon, Hughes & Banks, LLP ("GHB"), and the principal accountant who had been responsible for the Company's audit during the years ended July 31, 2000 and 2001 became employed by GHB. Consequently, on July 22, 2002, the Company engaged GHB ("GHB") to act as the independent accounting firm for the Company. As a result, Oatley was not retained. The Company had not consulted with GHB prior to its acquisition of Oatley, although it did consult with GHB prior to July 22, 2002, in connection with the transition of the Company's audit functions to GHB.

     Prior to GHB becoming the independent accountants for the Company, neither the Company, nor anyone on its behalf, consulted with GHB regarding the application of accounting principles to a specific or contemplated transaction. Neither the Company nor anyone on its behalf consulted with GHB regarding the type of audit opinion that might be rendered on the Company's financial statements or any matter that was the subject of a disagreement or event as defined at Item 304(a)(2) of Regulation S-B.

     The decision to change accountants was recommended and approved by the board of directors of the Company. During the period from August 1, 1999 to July 31, 2001, and through the date of this report, there were no disagreements with Oatley on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Oatley, would have caused it to make reference to the subject matter of the disagreements in connection with its reports on the Company's financial statements as described on Item 304(a)(1)(iv)(A). In addition, there were no such events as described under Item 304(a)(1)(iv)(B) of Regulation S-B during such periods.

     The Company has provided Oatley with a copy of the disclosures it is making herein in response to Item 304(a) of Regulation S-B, and has requested that Oatley provide its response letter, addressed to the United States Securities and Exchange Commission, pursuant to Item 304(a)(3) of Regulation S-B, stating whether it agrees with the statements made by the Company and, if not, stating the respects in which it does not agree. A copy of Oatley's letter is attached as an exhibit to this Current Report on Form 8-K.

     The Company has provided GHB with a copy of the disclosures it is making in response to Item 304(a)(2) of Regulation S-B, and GHB has indicated that no response letter will be forthcoming.

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ITEM 5.   OTHER MATTERS

      None


ITEM 7.   FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

c.    Exhibits:

      Exhibit
      Number      Description

      16.1 Letter of Oatley & Hansen, P.C., a professional corporation of certified public accountants, addressed to the United States Securities and Exchange Commission

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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            JAGGED EDGE MOUNTAIN GEAR, INC.
                                                     (Registrant)



Date: July 22, 2002                         By:  /s/  Craig K. Carr
                                               --------------------------------
                                                      Craig K. Carr
                                                      Chief Financial Officer